EXHIBIT E

               SOUTHWESTERN ELECTRIC POWER COMPANY
           ENVIRONMENTAL SERVICES LABORATORY ANALYSIS
                              1998


Sabine Mining Company                                     $49,956

General Electric Company                                    3,478

Pump Masters Inc - Environmental Services                     765


Mississippi River Transmission
Corporation                                                   550

Miscellaneous (less than $500)                              1,180
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  TOTAL                                                   $55,929
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